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                                                                   EXHIBIT 10.51

                            BAKER HUGHES INCORPORATED

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

                                     AWARDEE

       DATE OF AWARD:

       NUMBER OF RESTRICTED STOCK UNITS:

                         AWARD OF RESTRICTED STOCK UNITS

      The Compensation Committee (the "Committee") of the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the "Company"), pursuant to the Baker Hughes Incorporated [2002 Employee Long-Term Incentive Plan/2002 Director & Officer Long-Term Incentive Plan] (the "Plan"), hereby awards to you, the above-named awardee, effective as of the Date of Award set forth above (the "Date of Award"), that number of restricted stock units set forth above (the "Restricted Stock Units"), on the following terms and conditions:

      The Restricted Stock Units that are awarded hereby to you shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such Restricted Stock Units and the obligation to forfeit and surrender such Restricted Stock Units to the Company (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall lapse as to the Restricted Stock Units that are awarded hereby in accordance with the following schedule provided that your employment with the Company and its Affiliates has not terminated prior to the applicable lapse date:

      (a) on the first anniversary of the Date of Award, the Forfeiture Restrictions shall lapse as to one-third of the Restricted Stock Units subject to this Agreement; and

      (b) on each succeeding anniversary of the Date of Award, the Forfeiture Restrictions shall lapse as to an additional one-third of the Restricted Stock Units subject to this Agreement, so that on the third anniversary of the Date of Award the Forfeiture Restrictions shall lapse as to all of the Restricted Stock Units subject to this Agreement.

If a Change in Control of the Company occurs or your employment with the Company and all Affiliates terminates before the third anniversary of the Date of Award, your rights to the Restricted Stock Units under this Agreement will be determined as provided in the attached Terms and Conditions of Award Agreements (dated ________________) (the "Terms and Conditions").

      Upon the lapse of the Forfeiture Restrictions applicable to a Restricted Stock Unit that is awarded hereby, the Company shall issue to you one share of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), in exchange for such Restricted Stock Unit and thereafter you shall have no further rights with respect to such Restricted Stock Unit. The Company shall cause to be delivered to you a stock certificate representing those shares of the Common Stock issued in exchange for Restricted Stock Units awarded hereby, and such shares of the Common Stock shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

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      If during the period you hold any Restricted Stock Units awarded hereby the Company pays a dividend in cash with respect to the outstanding shares of the Common Stock (a "Cash Dividend"), then the Company will pay in cash to you, as soon as administratively practicable after the payment of such Cash Dividend, an amount equal to the product of (a) the Restricted Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (b) the amount of the Cash Dividend paid per share of the Common Stock.

      If during the period you hold any Restricted Stock Units awarded hereby the Company pays a dividend in shares of the Common Stock with respect to the outstanding shares of the Common Stock, then the Company will increase the Restricted Stock Units awarded hereby that have not then been exchanged by the Company for shares of the Common Stock by an amount equal to the product of (a) the Restricted Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (b) the number of shares of the Common Stock paid by the Company per share of the Common Stock (collectively, the "Stock Dividend Restricted Stock Units"). Each Stock Dividend Restricted Stock Unit will be subject to same Forfeiture Restrictions and other restrictions, limitations and conditions applicable to the Restricted Stock Unit for which such Stock Dividend Restricted Stock Unit was awarded and will be exchanged for shares of the Common Stock at the same time and on the same basis as such Restricted Stock Unit.

      The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution). Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.

      Any shares of the Common Stock issued to you in exchange for Restricted Stock Units awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. You also agree that (a) the Company may refuse to cause the transfer of any such shares of the Common Stock to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of the Common Stock.

      The shares of Common Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the shares of Common Stock can be found on the Baker Hughes Interchange at http://interchange/legal/Benefit%20Plans/benefit.htm.

      Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Plan or the Terms and Conditions.

      In accepting the award of Restricted Stock Units set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan, this Agreement and the Terms and Conditions.

                            BAKER HUGHES INCORPORATED

                            /s/ Chad C. Deaton
                            ------------------------------------------
                            Chad C. Deaton -- Chairman & CEO